Exhibit  10

October  25,  2000


Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

         Re:      Exhibit  10,  Form  N-1A
                  Calvert  Social  Investment  Fund
                  2-75106  and  811-3334

Ladies  and  Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 31 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Investment Fund (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

         Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 31 to its Registration Statement.

Sincerely,


/s/Jennifer  Streaks
Associate  General  Counsel